EXHIBIT 7

                    Form of Applications for
                    Variable Annuity Contract





             GREAT AMERICAN RESERVE INSURANCE COMPANY
       Administrative Office: 11815 N. Pennsylvania Street
            P.O. Box 1911, Carmel, Indiana 46032-4911


        RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT APPLICATION


1. CONTRACT OWNER(S) If no annuitant is specified in Section 2, the contract owner will be the annuitant

     ______________________________________________
     (Print) Last        First                    MI
     ______________________________________________
     Address
     ______________________________________________
     City           State                    Zip

     Soc. Sec. No./Tax I.D. ___-___-___

     Marital Status __________

     Annuitization Age ____________

     Date of Birth  ________  ________  _________
               Month          Day       Year

     Sex  M______   F______

1.(b)     JOINT OWNER (If Applicable)
     (Spouse Only)

     ______________________________________________
     (Print) Last        First                    MI
     ______________________________________________
     Address
     ______________________________________________
     City           State                    Zip

     Soc. Sec. No./Tax I.D. ___-___-___

     Date of Birth  ________  ________  _________
                    Month     Day       Year

     Sex  M______   F______

2. ANNUITANT (Complete only if different from the contract owner)

     ______________________________________________
     (Print) Last        First                    MI
     ______________________________________________
     Address
     ______________________________________________





     City           State                    Zip

     Soc. Sec. No./Tax I.D. ___-___-___

     Date of Birth  ________  ________  _________
               Month          Day       Year

     Marital Status __________

     Sex  M______   F______


3.   BENEFICIARY

     Primary
     ______________________________________________
     (Print) Last        First                    MI
     ______________________________________________
     Relationship To Owner(s)

     Contingent
     ______________________________________________
     (Print) Last        First                    MI
     ______________________________________________
     Relationship To Owner(s)


4.   TYPE OF PLAN

               a.   Nonqualified

          ______ Regular
          ______ 1035 Transfer

               b.   Qualified

          ______ IRA/SEP Transfer/Rollover
          ______ 403(b) Transfer/Rollover


5.   INVESTMENT INFORMATION

     Minimum Initial Purchase Payment: $25,000.00
     Minimum Subsequent Purchase Payment: $1,000.00

     a.   An initial purchase payment $_______ is attached.

     b.   Allocated to year __________
          (Complete for IRA contributions)




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6.   PAYMENT  ALLOCATION (Use whole percentages.  The percentages for all allocations must equal 100%)

     ____ A. Separate Account/Money Market I Subaccount
     ____ B. Fixed Account (Subject to transfer restrictions)


7.   REPLACEMENT

     Will the proposed contract replace any existing annuity or insurance contract?

     _____ No  _____ Yes

     If Yes, list company name, plan and year of issue.
     ________________________________________________

     If Yes, replacement requirements must be completed.

     ______ Agent s initials certifying any replacement criteria required in this state have been met.

     In accordance with TEFRA (August 14, 1982), please provide the cost basis of the contract.

     Pre-TEFRA $________ Post-TEFRA $__________


8.   SPECIAL REQUESTS




Please read the Contract carefully. The Contract Owner, may, for any reason, return the Contract within 10 days of receipt for a full refund of premium. The Company will, upon written request, supply information about the benefits and provisions of this policy to the Owner or Annuitant. All information will be provided within a reasonable time from receipt of the written request at the Company s Administrative Office.

9.   LIMITED POWER OF ATTORNEY

     I hereby authorize the person set forth under Financial Advisor to be my advisor and attorney-in-fact, and in such capacity to give instructions to PADCO Service Co., Inc. And its affiliates ( PADCO ) for transactions within the Rydex Advisor Variable Annuity, including authorizing telephone transfers and to take all other actions necessary or incidental thereto. PADCO may rely on such instructions without obtaining my approval, counter-signature, or co-signature. I will indemnify and hold PADCO and Great

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     American  Reserve  their  directors, officers, and employees harmless from all liabilities and costs, including attorney fees and expenses, which PADCO and Great American Reserve may incur by relying upon the representations of the Financial Advisor or upon this authorization.

     Contract Owner Signature X _________________________
     Date _____________________

     Joint Contract Owner Signature X ____________________
     Date ______________________


10.  FINANCIAL ADVISOR/TELEPHONE TRANSFER AUTHORIZATION

     I, the Financial Advisor, have received a written power of attorney from each Contract Owner for whom I have been granted the power to direct the allocation and exchange of funds invested within the Rydex Advisor Variable Annuity Account. Pursuant to the Power of Attorney, I authorize and direct PADCO to act on telephone instructions, when proper identification is furnished, to exchange units from any subaccount or the fixed account to any other subaccount or the fixed account subject to any limitations set forth in the Contract. I agree that neither PADCO nor Great American Reserve will be liable for any loss arising from the exchange by acting in accordance with these telephone instructions.

     Financial Advisor Signature X _________________________
     Date ________________

     Name of Firm ________________________________________
     Financial Advisor/Group Number ________________


11.  SIGNATURE

All  statements  made  in this application (including the reverse side) are true to the best of my knowledge and belief, and I agree to all terms and conditions as shown on the front and back. I further agree that this application shall be part of the annuity contract, and I verify my understanding that all payments and values provided by the contract, when based on investment experience of subaccounts, are variable and not guaranteed as to dollar amount. I acknowledge receipt and have read current prospectuses. Under penalty of perjury, I certify that the Social Security (or Taxpayer identification) number is correct as it appears in the application.
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim of an application containing any false, incomplete, or misleading information is

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guilty of a felony of the third degree.

Signed   at   _______________________   this   _______   day   of
_______________, 19________.

______________________________________________
Signature of Contract Owner/Applicant

_______________________________________________
Signature of Joint Contract Owner (Spouse Only)


REGISTERED REPRESENTATIVE CERTIFICATION

I certify that I have asked all questions in the application and correctly recorded the proposed Contract Owners answers. To the best of my knowledge, I have presented to Great American Reserve all the pertinent facts. I further certify that I am properly licensed to sell variable annuities in the state in which the proposed Contract Owner resides and that no sales material other than that approved by the Administrative Office was used.

S i g n ed   at   __________________   this   ________   day   of
_______________________, 19__________.
_________________________________
Agent s Number
_________________________________
Agent s License ID # (if required)
__________________________________
Registered Representative
__________________________________
2nd Agent s Number

__________________________________
Agent s License ID # (if required)
__________________________________
Other Registered Representative
__________________________________
Registered Representative Printed Name
__________________________________
Broker Dealer
__________________________________
Broker Dealer Phone Number

[       ] For Broker Dealer Use Only








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                FINANCIAL ADVISOR REPRESENTATIONS
                                TO
             GREAT AMERICAN RESERVE INSURANCE COMPANY
                               AND
                     PADCO ADVISORS II, INC.


     In connection with the variable annuity contracts issued by the Rydex Advisor Variable Annuity Account of the Great American Reserve Insurance Company (the Contracts ) to persons who are clients of mine ( Contract Owners ), I, the Financial Advisor, hereby represent to Great American Reserve Insurance Company and PADCO Advisors II, Inc., and their affiliates, that:

     1.   I have filed, and amended as necessary, YES       NO
          my investment adviser registration
          application on Form ADV with the
          Securities and Exchange Commission.     _____     _____

     2.   I am excluded from registration
          with the Securities and                 YES       NO
          Exchange Commission as an investment
          adviser under the Investment
          Advisers Act of 1940.                   _____     _____

     3. No federal or state regulatory agency has ever taken any action which would prevent me from providing tactical asset allocation advisory services or other advisory services to my client Contract Owner(s).

     4. In the event of a positive IRS private letter ruling, I agree that I will not make payments to or otherwise credit the account of my client Contract Owner(s), and will not provide additional services or property to the Contract Owner(s) at a discount, on account of, or in exchange for all or part of the Tactical Asset Allocation Advisory Fees I receive under the Contracts.

     5. In the event of a positive IRS private letter ruling, I agree that I will not require my client Contract Owner(s) to pay any compensation for the market timing or tactical asset allocation advisory services that I provide to my client Contract Owner(s) under the Contracts, and that the Contracts are solely liable for the payment of such compensation.

          Financial Advisor Signature:

          Date:

          Name of Firm:

          Financial Advisor/Group Number: